Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333‑223606, No. 333‑216649, No. 333‑210108, No. 333‑203474, No. 333‑195248, No. 333‑187471, No. 333‑181180, and No. 333‑174157) of Boingo Wireless, Inc. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 2, 2020